                                                                   EXHIBIT 10.29


NATIONSBANK
NationsBank, N.A.         PROMISSORY NOTE


                                                Amount            Date

                                                $ 40,000,000      July 31, 1996
                                                ------------      -------------

LOAN

For Value Received, PEROT SYSTEMS CORPORATION ("Borrower") unconditionally (and jointly and severally, if more than one) promise (s) to pay to the order of NationsBank, N.A. ("Bank"), at its offices at Charlotte, North Carolina, or at such other place as may be designated by Bank, in immediately available funds, the principal sum of Forty Million and 00/100 dollars ($40,000,000), together with interest from the date hereof on the unpaid principal balance hereunder, computed daily at the interest RATE indicated below, payable in accordance with the PAYMENT SCHEDULE indicated below. - SEE ADDENDUM FOR ADDITIONAL PROVISIONS -

RATE

[ ] the RATE shall be the Prime Rate of Bank (defined below) plus ____________
    (____%) Percent.
[X] the RATE shall be (i) Adjusted Eurodollar Rate plus one percent (1%) or
    (ii) the Prime Rate as provided in the Addendum.
[ ] If this block is checked also, this is a variable rate, consumer purpose loan secured by a one to four unit residential structure and shall have a maximum interest rate of _______% or the maximum rate authorized by applicable law, whichever is less.

Interest will be payable:  [X] in arrears     [ ] in advance

Interest at the RATE set forth above, unless otherwise indicated, will be calculated on the basis of the 365/360 method, which computes a daily amount of interest for a hypothetical year of 360 days, then multiplies such amount by the actual number of days elapsed in an interest calculation period. If interest is not to be computed using this method, describe the method to be used:__________________________________________________________________________


The "Prime Rate of Bank" is the fluctuating rate of interest established by Bank from time to time as its "Prime Rate," whether or not such rate shall be otherwise published. Such Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any loan. Any RATE based on a fluctuating index or base rate will, unless otherwise provided, change each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, describe:____________________________________________________________


Whenever there is a default under this note (this "Note") or, if this Note is a demand note, whenever there is non-payment upon demand, the RATE of interest on the unpaid principal and interest shall, at the option of Bank, become the Default Rate (defined on the reverse side).

Notwithstanding any other provision contained in this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank. - SEE ADDENDUM FOR ADDITIONAL PROVISIONS -

PAYMENT SCHEDULE

All payments received hereunder may be applied, at Bank's option, first to the payment of any expenses or charges payable hereunder and accrued interest, with the balance being applied to principal, or in such other order as Bank shall determine. Borrower may not prepay this Note, in whole or in part, without the express consent of Bank or any holder hereof. If any payment is not made in immediately available funds, Bank may postpone the crediting of such payment until the payment is actually collected.

[X] DEMAND/TIME    Principal shall be paid in a single payment on July 31,
    (WITH DEMAND   1998; interest thereon shall be paid: [X] monthly or [ ]
    FEATURE)       quarterly, or [ ] _________ commencing on August 31, 1996, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid interest at the time of the payment of the principal. - AS PROVIDED IN THE ADDENDUM -

[ ] TERM           Principal shall be paid in __________(_____) equal:
                   [ ] monthly or [ ] quarterly or [ ] ________ installments of $ ___________________ each, commencing on __________, 19__, together with accrued interest thereon at the RATE set forth above, and continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on ________, 19__.

[ ] TERM-LEVEL     Principal and interest shall be paid in _______(___) equal:
    PAYMENTS       [ ] monthly, [ ] quarterly or [ ] ________ installments of
                   $________________ each, commencing on ___________, 19__;
                   continuing on the same day of each successive month/quarter/or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest thereon on __________________, 19__; provided that, if accrued interest on any payment date exceeds the installment amount set forth above, Borrower will pay an additional amount equal to such excess interest.

[ ] OTHER          ____________________________________________________________

                   ____________________________________________________________

                   ____________________________________________________________

                   ____________________________________________________________



[ ] If this box is checked, Borrower authorizes Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ___________ _________; provided, that such authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof.

JURY TRIAL         BORROWER, OBLIGORS (DEFINED ON THE REVERSE SIDE) AND BANK
WAIVER AND         EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM,
VENUE              SUIT OR PROCEEDING ON OR ARISING OUT OF THIS NOTE, THE
AGREEMENT          OBLIGATIONS, THE CONDUCT OF THE RELATIONSHIP BETWEEN BANK
                   AND BORROWER, AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN
                   BANK AND OBLIGORS. ANY LITIGATION ARISING HEREUNDER OR
                   RELATED HERETO MAY BE TRIED BY THE NORTH CAROLINA COURTS FOR
                   MECKLENBURG COUNTY OR THE FEDERAL COURT OF THE WESTERN
                   DISTRICT OF NORTH CAROLINA.


The Security Provisions and Additional Terms And Conditions Set Forth On The Reverse Side Of This Note Are A Part Of This Note.

WITNESS the hand(s) and seal(s) of the undersigned, each of the undersigned having adopted the word (Seal) as its seal for the purpose of executing and delivering this Note under Seal.

WITNESS/ATTEST:                         BORROWER:

                                                                       (Seal)
-------------------------------------   -------------------------------------
                                        Individual


                                                                      (Seal)
-------------------------------------   -------------------------------------
                                        Individual


                                        Perot Systems Corporation
                                        -------------------------------------
                                        [Name of Corporation, Partnership, etc.]


                                        By: /s/ JOHN VONESH            (Seal)
-------------------------------------      ----------------------------------
                                            John Vonesh


                                        Title: Treasurer
                                              -------------------------------

SECURITY

[ ] If this box in checked, repayment of this Note and all other obligations of Borrower to Bank or the holder hereof is secured by and Borrower hereby grant(s) a security interest in all collateral given by Borrower in connection with the loan evidenced by this Note, including any modifications, extensions or renewals thereof. "Obligations" of Borrower as used herein shall include this Note and all other obligations, liabilities or indebtedness of every kind any party to this Note in whatever capacity to Bank, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing or arising. Bank is entitled to the benefits of the security agreements, pledge agreements, deeds of trust or other collateral documents executed in connection with this Note for all obligations. All collateral documents now or hereafter securing this Note and the obligations of Borrower are referred herein as the "Security Documents." Failure to check this box shall not, however, affect the validity or enforceability of any security interest for the obligations created by the Security Documents or otherwise. A description of the collateral follows:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The collateral also includes the proceeds and products thereof and any and all additions, accessions and substitutions to or for the collateral, as well as any personal property or funds belonging to Borrower, which now or hereafter are in the control or possession of or on deposit in or with Bank for any reason or purpose.

ADDITIONAL TERMS AND CONDITIONS  - SEE ADDENDUM FOR ADDITIONAL PROVISIONS -

1. The maker and any co-maker, any endorser hereof or any other party hereto or any guarantor hereof (collectively "Obligors") and each of them: (i) waive(s) presentment, demand, notice of demand and notice of acceleration of maturity, protest, notice of protest and notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligors, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any of the Security Documents;
(ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note or the Security Documents, or waivers of any term hereof or of the Security Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Bank or any indulgence shown by Bank, from time to time and in one or more instances (without notice to or further assent from any of Obligors) and agree(s) to no action, failure to act or failure to exercise any right or remedy on the part of Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Security Documents; and
(iii) agree(s) to pay, on demand, all costs and expenses of collection of this Note or of any endorsement or guaranty hereof and the enforcement of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees.

2. This Note is delivered in and shall be construed under the internal laws and Judicial decisions of the State of North Carolina, and the laws of the United States as the same might be applicable. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any of the Security Documents, Obligors, and each of them, irrevocably consent(s) to and confer(s) personal jurisdiction on the courts of the State of North Carolina and the United States courts located within the State of North Carolina, and expressly waive(s) any objections to the venue of the courts described on the front of this Note, and agree(s) that service of process may be made on Obligors by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law. The term "Bank" as used in this Note shall include Bank's successors, endorsees and assigns. The terms "Borrower" and "Obligors" as used in this Note shall include the respective successors, assigns, heirs and personal representatives thereto or thereof, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without the prior written consent of Bank.

3. The occurrence of any one or more of the following events shall constitute a default under this Note: (i) the failure to pay or perform any obligation, liability or indebtedness of any of Obligors to Bank, whether under this Note or any other agreement, note or instrument now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration, no prior demand therefor by Bank being necessary); (ii) the failure to pay or perform any other obligation, liability or indebtedness of any of Obligors whether to Bank or some other party, the security for which constitutes an encumbrance on the security for this Note; (iii) death of any of Obligors (if an individual), or a proceeding being filed or commenced against any of Obligors for dissolution or liquidation, or any of Obligors voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (iv) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor's relief law or for any adjustment of indebtedness, composition or extension by or against any of Obligors; (v) any attachment, lien or additional security interest being placed upon, or any seizure or forfeiture of, any of the property which is security for this Note; (vi) acquisition at any time or from time to time of title to the whole or any part of the property which is security for this Note by any person, partnership, corporation or other entity other than any of Obligors; (vii) Bank determining that any representation or warranty made by any of Obligors to Bank is, or was, untrue or materially misleading, (viii) any default under the Security Documents; or (ix) Bank reasonably deeming itself insecure for any reason.

4. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of Obligors to Bank (however acquired or evidenced) shall, at the option of Bank, become forthwith due and payable, without presentment, notice, protest or demand of any kind for the payment of the whole or any part hereof (all of which are expressly waived by Obligors), and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall, at the option of Bank, be increased to the greater of (i) three percent (3%) over the contract rate (as shown on the face of this Note) or (ii) three percent (3%) over the Prime Rate of Bank (the rates of interest set forth in paragraph 4(b)(i) and 4(b)(ii) are herein alternatively called the "Default Rate"); and/or (c) to the extent permitted by law, a delinquency charge ("Late Fee") may be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment in default for more than fifteen days in the event interest is payable in arrears or for more than thirty days in the event interest is payable in advance. Unless the terms of this Note call for repayment of the entire balance of this Note (both principal and interest) in a single payment and not for installments of interest or principal and interest, the four percent (4%) Late Fee may be imposed not only with respect to regular installments of principal, interest, or interest and principal, but also with respect to any other payment in default under this Note (other than a previous Late Fee), including, without limitation, a single payment of principal due at maturity of this Note. In the event any installment, or portion thereof, is not paid in a timely fashion, subsequent payments will be applied first to the past due balance (which shall not include any previous Late
Fees), specifically to the oldest maturing installment, and a separate Late Fee will be imposed for each payment that becomes due until the default is cured. The provisions herein for a Default Rate and /or a Late Fee shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. If the Default Rate is a factor of the Prime Rate, the Default Rate will change each time and as of the date that the Prime Rate of Bank changes. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any payment hereunder, be deemed to be a part of the principal balance under this Note, and interest shall accrue on a daily compounded basis after such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Failure at any time to exercise any of the aforesaid options or any other rights of Bank shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of the aforesaid options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. If this Note is payable on demand, the acceptance by Bank of any partial payment from any of Obligors shall not affect the demand tenor of this Note. Bank is hereby authorized at any time to charge against any deposit accounts of any party to this Note, as well as any other property of such party at or under the control of Bank, without notice, any and all obligations of such party, whether due or not.

5. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any of the events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

ENDORSEMENTS:

The undersigned endorser(s) hereby unconditionally undertake and agree to pay this Note in accordance with its terms and all other obligations of Borrower to Bank.



                               (Seal)                                     (Seal)
-------------------------------------   ----------------------------------------
Individual                              [Name of Corporation, Partnership, etc.]


                               (Seal)   By: /s/ JOHN VONESH
-------------------------------------      -------------------------------------
Individual                              Title:
                                              ----------------------------------

                                  ADDENDUM TO
             $40,000,000 DEMAND PROMISSORY NOTE DATED JULY 31, 1996
                          OF PEROT SYSTEMS CORPORATION
                                  IN FAVOR OF
                               NATIONSBANK, N.A.

        The above-referenced Note is amended and modified to include the following terms:

        LOAN

        Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Bank agree to make revolving loans to the Borrower upon request up to an aggregate principal amount of FORTY MILLION DOLLARS ($40,000,000) at any time outstanding. The loans hereunder may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof; provided that no more than 8 Eurodollar Loans may be outstanding at any time. The obligation of the Bank to make loans hereunder and to extend, or convert loans into, Eurodollar Loans is subject to the condition that the Representations and Warranties set forth herein are true and correct in all material respects.

        Notices. Requests by the Borrower for loans hereunder, and for extensions or conversions of loans hereunder, shall be made by written notice (or telephone notice promptly confirmed in writing) by 12:00 Noon Charlotte, North Carolina time on (i) the Business Day prior to the requested borrowing, extension or conversion in the case of Base Rate Loans and (ii) the third Business Day prior to the requested borrowing, extension or conversion in the case of Eurodollar Loans. Each request shall be in a minimum principal amount of $1,000,000 in the case of Eurodollar Loans and $100,000 in the case of Base Rate Loans and, in each case, integral multiples of $100,000 in excess thereof, and shall specify the date of the requested borrowing, extension or conversion, the aggregate amount to be borrowed, extended or converted and if an extension of conversion, the loan which is being extended or converted, and whether the borrowing, extension or conversion shall consist of Eurodollar Loans, Base Rate Loans or combination thereof. If the Borrower shall fail to specify (A) the type of Loan requested for a borrowing, the request shall be deemed a request for a Base Rate Loan, (B) the duration of the applicable Interest Period in the case of Eurodollar Loans, the request shall be deemed to be a request for an Interest Period of one month. Each request for a borrowing, extension or conversion hereunder shall be deemed a reaffirmation that the Representations and Warranties set forth herein are true and correct in all material respects as of such date. Unless extended in accordance with the provisions hereof, Eurodollar Loans shall be converted to Base Rate Loans at the end of the applicable Interest Period.

        RATE

        The Rate shall be either (i) the Adjusted Eurodollar Rate plus one percent or (ii) the Prime Rate, as the Borrower may elect. Interest will be payable in arrears on each Interest Payment Date.

        Capital Adequacy. If the Bank has reasonably determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, in each case after the date hereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, after the date hereof, has or would have the effect of reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or


                                                Initials:  PSC   JV
                                                               ------
                                                            NB
                                                               ------

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

compliance (taking into consideration the Bank's policies with respect to capital adequacy), then, upon notice from the Bank to the Borrower, the Borrower shall be obligated to pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. Each determination by the Bank of amounts owing under this paragraph shall, absent manifest error, be conclusive and binding on the parties hereto. The Bank shall not be entitled to any payments or compensation under this paragraph for any period of time more than 90 days prior to the date of any request by the Bank for compensation under this paragraph.

        Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Bank shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Bank shall give telecopy or telephonic notice thereof to the Borrower. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Bank, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

        Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for the Bank to make or maintain Eurodollar Loans as contemplated hereunder, (a) the Bank shall promptly give written notice of such circumstances to the Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment, if any, of the Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for the Bank to make or maintain Eurodollar Loans, the Bank shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) the Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Bank such amounts, if any, as may be required pursuant to the paragraph entitled "Indemnity".

        Requirements of Law. If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to the Bank, or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made after the date hereof:

                (a) shall subject the Bank to any tax of any kind whatsoever with respect to any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to the Bank in respect thereof (except for Non-Excluded Taxes covered by the paragraph entitled "Taxes" (including Non-Excluded Taxes imposed solely by reason of any failure of the Bank to comply with its obligations

                                                            Initials:   PSC  JV
                                                                            ----
                                                                         NB
                                                                            ----

                                     -2-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

        under the paragraph entitled "Taxes") and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of the Bank or its applicable lending office, branch, or any affiliate thereof);

                (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (c) shall impose on the Bank any other condition (excluding any tax of any kind whatsoever);


and the result of any of the foregoing is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from the Bank, the Borrower shall be obligated to promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans hereunder to Base Rate Loans by giving the Bank at least one Business Day's notice or such election, in which case the Borrower shall promptly pay to the Bank, upon demand, without duplication, such amounts, if any, as may be required pursuant to the paragraph entitled "Indemnity". If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower certifying (x) that one of the events described in paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by the Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by the Bank hereunder shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Note and the payment of the Loans and all other amounts payable hereunder. The Bank shall not be entitled to any payments or compensation under this paragraph for any period of time more than 90 days prior to the date of any request by the Bank for compensation under this paragraph.

        Taxes. Except as provided below in this subsection, all payments made by the Borrower under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of the Bank or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of the Bank or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which the Bank, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason or any connection between the jurisdiction imposing such tax and the Bank, applicable lending office, branch or affiliate other than a connection

                                                             Initials:  PSC  JV
                                                                            ----
                                                                         NB
                                                                            ----

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996


arising solely from the Bank having executed, delivered or performed its obligations, or received payment under or enforced, this Note. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under any Notes, (A) the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Note, and (B) as promptly as possible thereafter the Borrower shall send to the Bank for its own account a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Note and the payment of the Loans and all other amounts payable hereunder. The Bank shall not be entitled to payment or compensation under this paragraph unless demand is made hereunder within 90 days of the Bank having actual knowledge of facts or circumstances entitling the Bank to compensation under this paragraph.

        Indemnity.      The Borrower promises to indemnify the Bank and to hold
the Bank harmless from any loss or expense which the Bank may sustain or incur (other than through the Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Note, (b) default by the Borrower in making any prepayment of a Eurodollar Loan with respect to which the Borrower has given a notice in accordance with the provisions of this Note or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by the Bank) which would have accrued to the Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this paragraph shall survive the termination of this Note and the payment of the Loans hereunder and all other amounts payable hereunder.

        CLOSING FEE

        The Borrower will pay a non-refundable fee of $20,000 to the Bank on the date hereof in connection herewith.

        FACILITY FEE

        The Borrower agrees to pay a facility fee to the Bank in an amount equal to one-fourth of one percent (1/4%) per annum on the average daily unused portion of the maximum amount available under this Note. This fee shall be



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                                     -4-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Termination Date.

        PAYMENT SCHEDULE

        Principal shall be paid in a single payment on the Termination Date; interest thereon shall be paid in arrears on each Interest Payment Date.

        Voluntary Prepayments. The Borrower may make prepayment on the Loans in whole or in part, subject to the provisions of the paragraph entitled "Indemnity", but otherwise without premium or penalty; provided, however that Eurodollar Loans may be prepaid only on three Business Days' prior written notice and prepayments shall be in a minimum principal amount of $1,000,000 in the case of Eurodollar Loans and $100,000 in excess thereof. Amounts prepaid hereunder may be reborrowed subject to the terms hereof.

        REPRESENTATIONS AND WARRANTIES

        Financial Condition. The financial statements provided to the Bank, consisting of

                (i) an audited consolidated balance sheet of the Borrower and its consolidated subsidiaries dated as of December 31, 1995 together with related consolidated statements of income and cash flows certified by Coopers & Lybrand LLP, certified public accountants, and

                (ii) company-prepared consolidated and consolidating balance sheets of the Borrower and its consolidated subsidiaries dated as of March 30, 1996 together with related consolidated and consolidating statements of income and cash flows, copies of which have been provided to the Bank, are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments.

        No Change. Since December 31, 1995 there has been no development or event which has had a material adverse effect on the condition (financial or otherwise), operations, business or prospects of the Borrower and its subsidiaries taken as a whole.

        Corporate Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, is qualified to do business in each jurisdiction where failure to so qualify would have a material adverse effect on the Borrower and its subsidiaries taken as a whole and is in compliance with all Requirements of Law except to the extent that failure to be in compliance would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

        Enforceable Obligation. The Borrower has the power and authority and legal right to enter into, deliver and perform under this Note and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Note. This Note constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).



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                                      -5-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996


        No Default. No Event of Default or event or condition which with notice or lapse of time, or both, would constitute an Event of Default, presently exists.

        Federal Regulations. No part of the proceeds of any Loan hereunder will be used, directly or indirectly, for any purpose in violation of Regulation U of the Board of Governors of the Federal Reserve System, as amended, modified or replaced.

        COVENANTS

        The Borrower covenants and agrees to:

        Financial Statements.  Furnish, or cause to be furnished, to the Bank:

            (i) Annual Audited Statements. As soon as available, but in any event within 120 days after the end of each fiscal year, audited consolidated and company-prepared consolidating balance sheets of the Borrower and its subsidiaries and related statements audited consolidated and company-prepared consolidating statements of income, retained earnings and cash flows, audited by a nationally recognized independent public accounting firm reasonably acceptable to the Bank, setting forth comparative information for the previous year, and reported without a "going concern" or like qualification or exception, or qualification indicating limitation of the scope of the audit; and

            (ii) Quarterly Statements. As soon as available, and in any event within 45 days after the end of the first three fiscal quarters, a company-prepared consolidated and consolidating balance sheet of the Borrower and its subsidiaries and related company-prepared consolidated and consolidating statements of income, retained earnings and cash flows for the quarter and for the portion of the year with comparative information for the corresponding periods for the previous year.

All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles from a prior period.

        Certificates and Notices. Furnish, or cause to be furnished, and give notice to the Bank:

            Officer's Certificate. Concurrently with the annual and quarterly financial statements referenced above, a certificate of a responsible officer of the Borrower stating that to the best of his knowledge and belief, (i) the financial statements fairly present in all material respects the financial condition of the parties to which such statements relate and (ii) the Borrower is in compliance with the provisions of this Note in all material respects and no Event of Default, or event or condition which with notice or lapse of time, or both, would constitute an Event of Default exists hereunder.





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                                     -6-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

                Public and Other Information. Copies of reports and information which the Borrower or its subsidiaries sends to its stockholders or files with the Securities and Exchange Commission, and any other financial or other information as the Bank may reasonably request.

                Notice of Default.   Promptly upon becoming aware thereof
        notice of the occurrence of an Event of Default hereunder.

        Compliance with Laws. Comply with all Requirements of Law applicable to it except to the extent that failure to comply therewith would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole.

        Books and Records. Keep proper books and records in conformity with GAAP and all Requirements of Law and permit the Bank upon reasonable notice to visit and inspect such books and records.

        Merger and Consolidation. The Borrower will not merge or consolidate with any other entity unless after giving effect thereto (i) the Borrower shall be the surviving corporation and (ii) no Event of Default, or event or condition which on notice or lapse of time, or both, would constitute an Event of Default, shall exist immediately before or after giving effect thereto.

        Financial Covenants.

                (a) Consolidated Tangible Net Worth. There shall be maintained at all times a minimum Consolidated Tangible Net Worth of not less than $34,000,000; provided that the minimum Consolidated Tangible Net Worth required hereunder shall be increased (but not decreased) on the last day of each fiscal year, beginning with the first such date occurring after the date hereof, in an amount equal to 50% of Consolidated Net Income for the fiscal year then ending.

                (b) Interest Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter, an Interest Coverage Ratio of at least 3.0:1.0.

                (c) Funded Debt Ratio. There shall be maintained, as of the end of each fiscal quarter, a Funded Debt Ratio of not greater than 2.5:1.0.

        ADDITIONAL TERMS AND PROVISIONS

                CHOICE OF LAW AND CONSENT TO JURISDICTION

        Reference is made to paragraph 2 of the Section entitled "Additional Terms and Provisions". Notwithstanding provisions to the contrary contained therein or elsewhere in the Note, the Note and this Addendum shall be delivered in and shall be construed under the internal laws and judicial decisions of the Commonwealth of Virginia, and the laws of the United States as the same might be applicable, and the Borrower consents to jurisdiction in the Commonwealth of Virginia and waives objection to venue of the courts therein as provided in paragraph 2. References in paragraph 2 and elsewhere in the Note to "North Carolina" shall be deemed to mean, and be references instead to, "Virginia".

                EVENTS OF DEFAULT

        Reference is made to paragraph 3 of the Section entitled "Additional Terms and Provisions". The Event of Default described in subsection (i) is modified to read as follows:



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                                     -7-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

                (i) the failure to pay or perform any obligation, liability or indebtedness of any of the Obligors to the Bank, whether under this Note or under any other agreement, note or agreement now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration, no prior demand therefor by Bank being necessary), provided however that in the case of a good faith failure to perform a covenant hereunder on account of an acquisition, merger or consolidation, the Borrower shall have a period of 30 days to cure those events or conditions giving rise to the nonperformance which are susceptible to cure;"

        Upon the occurrence of any of the Events of Default the Bank may by notice to the Borrower, terminate the commitments hereunder and declare the loans and other amounts owing hereunder immediately due and payable as provided in paragraph 4(i); provided that the commitments hereunder shall be immediately terminated and the loans and other amounts shall be immediately due and payable upon the occurrence of an event described in paragraph 3(iv) without the necessity of giving any notice or other action by the Bank.

                LATE FEE

        Reference is made to paragraph 4 of the Section entitled "Additional Terms and Provisions". No Late Fee (as referenced and defined in paragraph 4 and as distinguished from the Default Rate) shall be imposed on the Borrower under the Note and all references to the Late fee shall be deemed deleted. A Default Rate, on the other hand, may be imposed as provided in the Note.

        DEFINITIONS

        As used herein:

                "Adjusted Eurodollar Rate" means:

            Adjusted Eurodollar Rate=              Eurodollar Rate
                                           --------------------------------
                                           1- Eurodollar Reserve Percentage

                "Base Rate Loans" means a Loan hereunder bearing interest at a rate determined by reference to the Prime Rate.

                "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or Reston, Virginia are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealing between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

                "Commitment Period" means the period from and including the date hereof to but excluding the earlier of (i) the Termination Date, or (ii) the date on which the commitments hereunder shall have been terminated in accordance with the provisions hereof.

                "Consolidated EBITDA" means for any period, the sum of Consolidated EBIT plus depreciation, amortization and other non-cash charges, for the Borrower and its subsidiaries in a consolidated basis determined in each case in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.




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                                     -8-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996

        "Consolidated EBIT" means for any period, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other income taxes, for the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

        "Consolidated Interest Expense" means for any period, all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases for the Borrower had its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

        "Consolidated Net Income" means for any period, the net income of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding for purposes of determining the Interest Coverage Ratio, any extraordinary gains or losses, and any taxes on such excluded gains and any tax deductions or credits on accounts of any such excluded losses. The applicable period shall be for the four consecutive quarters ending as of the date of computation.

        "Consolidated Tangible Net Worth" means total stockholders' equity of the Borrower and its subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis, less and except goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organizational expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value or related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

        "Consolidated Funded Debt" means Funded Debt of the Borrower and its subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

        "Eurodollar Loan" means a Loan hereunder bearing interest at a rate determined by reference to the Eurodollar Rate.

        "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Bank has any Eurocurrency liabilities subject to such reserve requirement at that time, Eurodollar Loans shall be deemed Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Bank. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

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                                      -9-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996


        "Eurodollar Rate" means for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

        "Event of Default" means any event or condition described in paragraph 3 of the "Additional Terms and conditions" section hereof.

        "Funded Debt" means (i) all indebtedness for borrowed money (including without limitation, indebtedness evidenced by promissory notes, bonds, debentures and similar instruments and further any portion of the purchase price for assets or acquisitions permitted hereunder which may be financed by the seller), (ii) all purchase money indebtedness, (iii) all capital lease obligations, (iv) all guaranty obligations with respect to Funded Debt of another Person, (v) all Funded Debt of another Person secured by a Lien on any Property of the Borrower or a subsidiary, whether or not such Funded Debt has been guaranteed or assumed, (vi) the maximum amount available to be drawn under standby letters of credit and bankers' acceptances issued or created, (vii) all preferred stock the terms of which require it to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (viii) the aggregate net amount of indebtedness or obligations relating to uncollected accounts receivable subject at such time to a sale of receivables (or other similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP, and (ix) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes hereof, Funded Debt shall include Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

        "Funded Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date.

        "GAAP" means, generally accepted accounting principles in the United States applied on a consistent basis.

        "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.





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                                     -10-

                                  Addendum to
                            $40,000,000 Demand Note
                           Perot Systems Corporation
                              dated July 31, 1996



        "Interest Coverage Ratio" means for any period, the ratio of Consolidated EBIT to Consolidated Interest Expense.

        "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each month, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

        "Interest Period" means as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

        "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

        "Termination Date" means July 31, 1998, or any such later date as to which the Bank, in its sole discretion may agree.


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                                     -11-